1 Blue Owl Capital Inc. Reports Fourth Quarter 2021 Results New York, New York, February 17, 2022 – Blue Owl Capital Inc. (“Blue Owl”) (NYSE:OWL) today reported its financial results for the fourth quarter ended December 31, 2021. GAAP net income attributable to Blue Owl Capital Inc. was $82 thousand, or $0.00 per basic and a net loss of $0.01 per diluted Class A Share, for the quarter ended December 31, 2021. Distributable Earnings were $159.2 million, or $0.12 per Adjusted Share, and Fee-Related Earnings were $165.3 million, or $0.12 per Adjusted Share, for the quarter ended December 31, 2021. “Blue Owl’s strong financial results for the fourth quarter of 2021 cap off a year of extraordinary growth for the firm. We grew assets under management by 77%, to $94.5 billion, and revenue by 73% year over year, reflecting strong fundraising, capital deployment, and appreciation across the business,” said Doug Ostrover, CEO of Blue Owl. “Current market conditions continue to strengthen the demand for income-oriented strategies with differentiated returns, and we believe we are well-positioned to address investor needs through our scaled Direct Lending, GP Capital Solutions, and Real Estate platforms. Blue Owl’s strong track record across these platforms has resonated with investors, both institutional and retail, while our commitment to providing creative solutions for sponsors and companies has led to a record year of originations and capital deployment. Retail drove a substantial portion of our fourth quarter fundraising and we continue to make meaningful strides in expanding our distribution globally.” Dividend Blue Owl declared a quarterly dividend of $0.10 per Class A Share, payable on March 7, 2022, to shareholders of record at the close of business on February 28, 2022. Quarterly Investor Call Details Blue Owl will host its fourth quarter 2021 investor call via public webcast on February 17, 2022 at 8:30 a.m. ET. To register, please visit the Investor Resources section of Blue Owl’s website at www.blueowl.com. For those unable to listen to the live broadcast, there will be a webcast replay available on the Investor Resources section of Blue Owl’s website. Investor Contact Ann Dai Head of Investor Relations blueowlir@blueowl.com Media Contact Prosek Partners David Wells / Nick Theccanat Pro-blueowl@prosek.com

Blue Owl Capital Inc. Fourth Quarter 2021 Earnings February 17, 2022

3 About Blue Owl Blue Owl is a global alternative asset manager with $94.5 billion of assets under management as of December 31, 2021. Anchored by a strong permanent capital base, the firm deploys private capital across Direct Lending, GP Capital Solutions and Real Estate strategies on behalf of Institutional and Private Wealth clients. Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. The firm’s management team is comprised of seasoned investment professionals with more than 25 years of experience building alternative investment businesses. Blue Owl employs over 350 people across 9 offices globally. Forward-Looking Statements Certain statements made in this presentation are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the recently completed business combination; costs related to the recently completed business combination; Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; the possibility that Blue Owl may be adversely affected by other economic, business, and competitive factors; the impact of the continuing COVID-19 pandemic on Blue Owl’s business as well as those factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). The information contained in this presentation is summary information that is intended to be considered in the context of Blue Owl’s SEC filings and other public announcements that Blue Owl may make, by press release or otherwise, from time to time. Blue Owl also uses its website to distribute company information, including assets under management and performance information, and such information may be deemed material. Accordingly, investors should monitor Blue Owl’s website (www.blueowl.com). Blue Owl undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about Blue Owl and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of Blue Owl or information about the market, as indicative of future results, the achievement of which cannot be assured. Disclosures Copyright© Blue Owl Capital Inc. 2022. All rights reserved.

4 Non-GAAP Financial Measures; Other Financial and Operational Data This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Blue Owl believes that the use of these non-GAAP financial measures provides an additional tool for investors and potential investors to use in evaluating its ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed. Exact net IRRs and multiples cannot be calculated for individual investments held by Blue Owl’s products, or a subset of such investments, due to the lack of a mechanism to precisely allocate fees, taxes, transaction costs, expenses and general partner carried interest. Valuations are as of the dates provided herein and do not take into account subsequent events, including the continued impact of COVID-19, which can be expected to have an adverse effect on certain entities identified or contemplated herein. For the definitions of certain terms used in this presentation, please refer to the "Defined Terms" slide in the appendix. Important Notice No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law, in no circumstances will Blue Owl or any of its subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Blue Owl. Viewers of this presentation should each make their own evaluation of Blue Owl and of the relevance and adequacy of the information contained herein and should make sure other investigations as they deem necessary. This communication does not constitute an offer to sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice or any other service by Blue Owl or any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Blue Owl or its advisors. Industry and Market Data This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Standard & Poor’s and Fitch Ratings. Such information has not been independently verified and, accordingly, Blue Owl makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. Disclosures

About Blue Owl

Over $94 billion of assets under management, Blue Owl is a leading provider of private capital solutions

Blue Owl Firm Overview

- Blue Owl is an alternative asset manager providing investors access to Direct Lending, GP Capital Solutions and Real Estate strategies
  - Owl Rock manages $39.2 billion in AUM
  - Dyal Capital manages $39.9 billion in AUM
  - Oak Street manages $15.4 billion in AUM
- We aim to provide institutional and private wealth clients access to compelling and differentiated investment opportunities
- Blue Owl invests across the private market ecosystem, providing debt and equity solutions to businesses and financial sponsors, including private equity and venture capital firms

A Solutions Provider

Blue Owl's complementary platforms allow for enhanced origination opportunities and access to unique, proprietary deal flow

- Owl Rock is a leading capital provider to middle- and upper-middle-market businesses with approximately 600 sponsor relationships
- Dyal Capital is a leading capital provider to large multi-product private capital managers with over 50 partnerships since inception
- Oak Street is the industry's preeminent net lease platform and focuses on structuring sale-leasebacks

Track Record

- Since inception, Blue Owl's investment platforms have provided clients access to risk-adjusted returns with demonstrated ability to source opportunities in all market environments
- Our investment team of over 100 professionals are led by an executive team with decades of experience managing successful alternative investment businesses

NYSE: **OWL**

BBB from S&P and Fitch(1)

Over 350 employees

Headquarters in New York with 8 other offices

All data as of December 31, 2021. (1) A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. For complete ratings definitions please visit www.standardandpoors.com and www.fitchratings.com. **Past performance is not a guarantee of future results.**

5

Blue Owl Overview

The Owl Rock, Dyal Capital and Oak Street platforms provide investment strategies dedicated to private capital solutions

Investment Platforms

Direct Lending

- A leading direct lending business with $39.2 billion in AUM
- Focused on lending to middle- and upper-middle-market companies backed by leading private equity sponsors
- Demonstrated ability to source proprietary investment opportunities with $51.2 billion in gross originations since inception

$39.2B	Assets Under Management
75+	Investment Professionals
340+	Deals Closed
600+	Sponsor Relationships

GP Capital Solutions

- A leading GP capital solutions provider to private market participants with $39.9 billion in AUM
- Deep and extensive relationships across the alternative asset management ecosystem
- Successfully completed over 65 equity and debt transactions since inception

$39.9B	Assets Under Management
65+	Professionals
10+	Year Track Record
50+	Partnerships since inception

Real Estate

- An industry-leading private equity real estate business with $15.4 billion in AUM
- Focused on acquiring high quality assets net-leased to investment grade and creditworthy entities
- Established proprietary origination platform that has completed over 110 transactions

$15.4B	Assets Under Management
20+	Professionals
1,110+	Assets Owned
110+	Deals Closed

All data as of December 31, 2021. **Past performance is not indicative of future results.**

6

7 $39.2 $39.9 $15.4 $94.5 billion of Assets Under Management Blue Owl Capital Blue Owl Assets Under Management Blue Owl is an alternative asset manager that provides investors access to Direct Lending, GP Capital Solutions and Real Estate strategies through a variety of products Direct Lending GP Capital Solutions Real Estate $25.8B Diversified Lending $7.9B Technology Lending $3.5B First Lien Lending $2.0B Opportunistic Lending $38.7B GP Minority $1.0B GP Debt Financing $0.2B Professional Sports Minority Investments Figures may not sum due to rounding. $15.4B Net Lease

8 Blue Owl: A Leading Next Generation Alternative Asset Manager A Business Built for Predictable, FRE Centric Growth Market leading Permanent Capital base with approximately $78.8 billion in Permanent Capital AUM Permanent Capital generates 98% of Management Fees Conservative capital structure Highly attractive, robust profit margins Best in class Fee-Related Earnings generation Industry leading embedded growth profile Proven, experienced leadership with demonstrated track record

9 Three Months Ended December 31, Year Ended December 31, (amounts in thousands, except share and per share data) 2021 2020 2021 2020 Revenues Management fees, net (includes Part I Fees of $41,724, $25,352, $150,370 and $34,404) $ 227,337 $ 82,076 $ 667,935 $ 194,906 Administrative, transaction and other fees 55,276 23,930 150,037 54,909 Realized performance income 5,906 — 5,906 — Total Revenues, Net 288,519 106,006 823,878 249,815 Expenses Compensation and benefits 130,529 132,073 1,496,988 240,731 Amortization of intangible assets 46,362 — 113,889 — General, administrative and other expenses 45,450 19,354 140,268 67,811 Total Expenses 222,341 151,427 1,751,145 308,542 Other Loss Net losses on investments (3,381) — (3,526) — Net losses on retirement of debt (1,491) — (17,636) — Interest expense (9,488) (5,809) (27,275) (23,816) Change in TRA liability (7,969) — (13,848) — Change in warrant liability (908) — (43,670) — Change in earnout liability (78,163) — (834,255) — Total Other Loss (101,400) (5,809) (940,210) (23,816) Loss Before Income Taxes (35,222) (51,230) (1,867,477) (82,543) Income tax benefit (21,809) 17 (65,211) (102) Consolidated and Combined Net Loss (13,413) (51,247) (1,802,266) (82,441) Net loss attributable to noncontrolling interests 13,495 1,541 1,426,095 4,610 Net Income (Loss) Attributable to Blue Owl Capital Inc. (After May 19, 2021) / Owl Rock (Prior to May 19, 2021) $ 82 $ (49,706) $ (376,171) $ (77,831) Three Months Ended December 31, 2021 May 19, 2021 through December 31, 2021 Net Loss Attributable to Class A Shares $ 82 $ (450,430) Net Loss per Class A Share Basic $ 0.00 $ (1.27) Diluted $ (0.01) $ (1.34) Weighted-Average Class A Shares Basic 383,528,219 354,949,067 Diluted 1,365,088,500 1,315,186,416 Blue Owl’s GAAP Results (Unaudited)

10For information on and reconciliation of the Company's non-GAAP measures, please see slides 23 to 25. • Oak Street acquisition closed in 4Q'21 • Issued 30-year unsecured debt on October 7, 2021 of $350.0 million, due 2051 with 4.125% coupon. Subsequent to year end, issued $400.0 million 10-year unsecured debt, due 2032 with 4.375% coupon • Dividend of $0.10 per Class A Share declared for the quarter Blue Owl’s Fourth Quarter 2021 Highlights Non-GAAP Financial Measures Capital Metrics Corporate • FRE Revenues of $274.9 million • Fee-Related Earnings (“FRE”) of $165.3 million, or $0.12 per Adjusted Share • Distributable Earnings (“DE”) of $159.2 million, or $0.12 per Adjusted Share • Assets Under Management (“AUM”) of $94.5 billion, up 34% since September 30, 2021, and up 77% since December 31, 2020 • Fee Paying Assets Under Management (“FPAUM”) of $61.4 billion, up 31% since September 30, 2021, and up 60% since December 31, 2020 • AUM not yet paying fees of $11.0 billion, reflecting expected annual management fees of over $140 million once deployed • New equity capital raised of $3.9 billion in the quarter and $8.6 billion for the year ended December 31, 2021 • FPAUM raised and deployed of $6.3 billion in the quarter and $14.3 billion for the year ended December 31, 2021

Blue Owl's Non-GAAP Results (Unaudited)

(amounts in thousands, except per share data)	4Q'21	3Q'21	Adjusted 2Q'21	2Q'21
FRE Revenues				
Management Fees, Net (including Part I Fees of $41,724, $43,659, $36,073 and $36,073)	$ 236,267	$ 204,720	$ 180,402	$ 142,135
Administrative, Transaction and Other Fees	38,592	31,012	29,406	29,406
FRE Revenues	**274,859**	**235,732**	**209,808**	**171,541**
FRE Expenses				
Compensation and Benefits	84,281	70,664	60,734	56,141
General, Administrative and Other Expenses	24,515	21,741	17,152	15,415
FRE Expenses	**108,796**	**92,405**	**77,886**	**71,556**
Fee-Related Earnings				
FRE Revenues	274,859	235,732	209,808	171,541
FRE Expenses	108,796	92,405	77,886	71,556
Noncontrolling Interests	(718)	(1,469)	(1,852)	(1,852)
Fee-Related Earnings	**165,345**	**141,858**	**130,070**	**98,133**
Realized Performance Income	5,906	—	—	—
Realized Performance Compensation	(2,067)	—	—	—
Interest Expense	(9,488)	(6,112)	(5,817)	(5,817)
Taxes and TRA Payments	(514)	7,004	(15,893)	(7,178)
Distributable Earnings	**159,182**	**142,750**	**108,360**	**85,138**
Fee-Related Earnings per Adjusted Share	$ 0.12	$ 0.11	$ 0.10	
Distributable Earnings per Adjusted Share	$ 0.12	$ 0.11	$ 0.09	

FRE Revenues up 17%

FRE up 17%

For information on and reconciliation of the Company's non-GAAP measures, please see slides 23 to 25.
Adjusted 2Q'21 includes the results of Dyal Capital as if the Business Combination had closed on April 1, 2021; comparability to prior and future periods may be limited.

11

12Figures may not sum due to rounding. Assets Under Management AUM Fee-Paying AUM Permanent Capital Direct Lending GP Capital Solutions (dollars in billions) 58.0 62.4 70.5 94.5 27.8 31.2 34.6 39.2 30.2 31.2 35.9 39.9 15.4 1Q'21 2Q'21 3Q'21 4Q'21 40.1 42.9 47.0 61.4 21.5 24.2 27.2 32.0 18.6 18.7 19.7 21.2 8.2 1Q'21 2Q'21 3Q'21 4Q'21 53.1 56.9 64.4 78.8 22.9 25.7 28.5 33.3 30.2 31.2 35.9 39.9 5.7 1Q'21 2Q'21 3Q'21 4Q'21 Real Estate • AUM of $94.5 billion, increased 34% during the quarter and 77% since December 31, 2020 • The increase in AUM during the fourth quarter was primarily driven by the acquisition of Oak Street, robust deployment activity in Direct Lending, portfolio appreciation in GP Capital Solutions, and new capital commitments across the platform • FPAUM of $61.4 billion, increased 31% during the quarter and 60% since December 31, 2020 • The increase in FPAUM during the fourth quarter was primarily driven by the acquisition of Oak Street • Permanent Capital grew $14.4 billion, or 22%, to $78.8 billion, generating 98% of fourth quarter management fees • AUM Not Yet Paying Fees totaled $11.0 billion, reflecting expected annual management fees of approximately $140 million once deployed

13 Figures may not sum due to rounding. For information on and reconciliation of the Company's non-GAAP measures, please see slides 23 to 25. Includes the results of Dyal Capital as if the Business Combination had closed on January 1, 2021; comparability to prior and future periods may be limited. • Retail Fundraise of $1.6 billion increased $0.7 billion, or 71%, quarter-over-quarter • Retail Fundraise increased $1.1 billion, or 196%, when compared to 2Q'21 • Management Fees of $236.3 million increased 15% quarter-over-quarter • Permanent Capital generated 98% of fourth quarter management fees • AUM Not Yet Paying Fees reflects expected annual management fees of approximately $140 million once deployed • FRE of $165.3 million increased 17% quarter-over-quarter Retail Fundraise FRE Direct Lending GP Capital Solutions (dollars in millions) 803.4 542.8 937.6 1,605.4 153.6 294.9 445.5 1,037.2 649.9 247.9 492.2 568.2 1Q'21 2Q'21 3Q'21 4Q'21 170.2 180.4 204.7 236.3 94.7 105.1 113.0 120.9 75.5 75.3 91.8 115.4 1Q'21 2Q'21 3Q'21 4Q'21 110.1 130.1 141.9 165.3 110.1 130.1 141.9 165.3 1Q'21 2Q'21 3Q'21 4Q'21 Management Fees Blue Owl Key Metrics

14 Blue Owl AUM and Management Fees The permanency and duration of the products that we manage are a differentiator in our industry and an indicator of the stability of our future revenue streams AUM by Duration Management Fees by Duration $11.0B AUM Not Yet Paying Fees ~$140M of Annual Management Fees 98% 2% Permanent Capital 5 or More Years Expected Annual Management Fees Once Deployed $78.8 $14.5 $1.2 Permanent Capital 5 or More Years Managed

15 • FRE Revenues increased to $158.4 million for the fourth quarter, primarily reflecting ongoing capital raising and deployment • AUM of $39.2 billion increased 13% from the prior quarter and 45% from December 31, 2020, driven by capital raised and robust capital deployment activity • FPAUM of $32.0 billion increased 18% from the prior quarter and 54% from December 31, 2020, driven by capital raising and deployment across the platform • AUM not yet paying fees totaled $6.1 billion, reflecting expected annual management fees of approximately $70 million once deployed • Gross originations during the quarter were $7.6 billion, and $23.6 billion since December 31, 2020 • Management fees from Permanent Capital were 96% during the quarter • Gross and Net IRR Since Inception as of December 31, 2021 • ORTF: 18.6% gross; 14.1% net For information on and reconciliation of the Company's non-GAAP measures, please see slides 23 to 25. Direct Lending Products (dollars in thousands) 4Q'21 3Q'21 2Q'21 FRE Revenues Management Fees, Net (including Part I fees) $ 120,891 $ 112,969 $ 105,058 Administrative, Transaction and Other Fees 37,498 31,012 $ 29,406 Total FRE Revenues, Net $ 158,389 $ 143,981 $ 134,464 Realized Performance Income $ 5,906 $ — $ — Additional Metrics (dollars in millions) AUM $ 39,227 $ 34,577 $ 31,156 FPAUM $ 32,029 $ 27,240 $ 24,162

16 40 47 52 94 99 125 156 201 263 327 418 486 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Market Landscape Direct Lending Continues to Expand Faster Than the Larger Alternatives Industry (dollars in billions) 2.1 5.1 8.8 7.6 0.6 3.2 3.0 5.1 1Q'21 2Q'21 3Q'21 4Q'21 $2.3 trillion of Private Equity Dry Powder $3+ trillion of Private Markets Dry Powder ??? trillion of debt to be refinanced In the context of the broader private markets industry, Direct Lending constitutes a relatively small but growing market share Compound Annual Growth Rate: 23% Direct Lending Industry AUM ($ Billions) (Includes Dry Powder and Invested Capital) Direct Lending Originations Gross Originations Net Funded Deployment Data Source: Preqin. As of November 2021 Past performance is not a guarantee of future results. There can be no assurance that historical trends will continue.

17 GP Capital Solutions Products • FRE Revenues increased to $116.5 million for the fourth quarter, primarily reflecting ongoing capital raising and deployment • AUM of $39.9 billion increased 11% from the prior quarter and 52% from December 31, 2020, driven by appreciation of the funds’ portfolio and capital raised across the platform • FPAUM of $21.2 billion increased 8% from the prior quarter and 20% from December 31, 2020, primarily reflecting capital raise in Dyal Fund V • AUM not yet paying fees totaled $2.6 billion, reflecting expected annual management fees of over $50 million • Management fees from Permanent Capital were 100% during the quarter • Gross and Net IRR Since Inception as of December 31, 2021 • Dyal Fund III: 32.3% gross; 24.2% net • Dyal Fund IV: 146.5% gross; 96.0% net For information on and reconciliation of the Company's non-GAAP measures, please see slides 23 to 25. (dollars in thousands) 4Q'21 3Q'21 Adjusted 2Q'21 2Q'21 FRE Revenues Management Fees, Net (including Part I fees) $ 115,376 $ 91,751 $ 75,344 $ 37,077 Administrative, Transaction and Other Fees 1,094 — $ — $ — Total FRE Revenues, Net $ 116,470 $ 91,751 $ 75,344 $ 37,077 Additional Metrics (dollars in millions) AUM $ 39,906 $ 35,940 $ 31,211 FPAUM $ 21,212 $ 19,719 $ 18,657

Supplemental Information

19 AUM and FPAUM Rollforwards Three Months Ended December 31, 2021 Year Ended December 31, 2021 (dollars in millions) Direct Lending GP Capital Solutions Real Estate Total Direct Lending GP Capital Solutions Real Estate Total AUM Beginning Balance $ 34,577 $ 35,940 $ — $ 70,517 $ 27,101 $ 26,220 $ — $ 53,321 Acquisition — — 15,362 15,362 — — 15,362 15,362 New capital raised 2,455 1,476 — 3,931 4,163 4,466 — 8,629 Change in debt 2,172 — — 2,172 7,325 — — 7,325 Distributions (232) (126) — (358) (848) (579) — (1,427) Change in value 255 2,616 — 2,871 1,486 9,799 — 11,285 Ending Balance $ 39,227 $ 39,906 $ 15,362 $ 94,495 $ 39,227 $ 39,906 $ 15,362 $ 94,495 FPAUM Beginning Balance $ 27,240 $ 19,719 $ — $ 46,959 $ 20,862 $ 17,608 $ — $ 38,470 Acquisition — — 8,203 8,203 — — 8,203 8,203 New capital raised / deployed 4,802 1,491 — 6,293 10,598 3,700 — 14,298 Distributions (253) 2 — (251) (824) (96) — (920) Change in value 240 — — 240 1,393 — — 1,393 Ending Balance $ 32,029 $ 21,212 $ 8,203 $ 61,444 $ 32,029 $ 21,212 $ 8,203 $ 61,444

20 $61.4 $94.5 $61.4 $72.4 $78.1 $32.0 $6.1 $39.2 $21.2 $2.6 $4.6 $11.6 $39.9$8.2 $2.3 $4.7 $15.4 $11.0 $5.7 $16.3 Direct Lending GP Capital Solutions Real Estate FPAUM AUM Not Yet Paying Fees Fee-Exempt AUM Net Appreciation and Leverage AUM FPAUM to AUM Bridge As of December 31, 2021, AUM not yet paying fees totaled $11.0 billion, reflecting expected annual management fees of approximately $140 million once deployed (dollars in billions) $1.1

21 BBB Rated by S&P and Fitch $20.9B Market Cap $531M Available Liquidity Total Debt ($m) Available Liquidity ($m) Shareholders’ Equity Supplemental Liquidity Metrics $1,203 $700 $350 $153 2051 Unsecured Notes 2031 Unsecured Notes Revolving Credit Facility 79D0E6 2B6DB6 $44 $487 Cash and Corporate Treasury Revolving Credit Facility Subsequent to December 31, 2021, the Company: • Repaid borrowings under the Revolving Credit Facility • Increased the Revolving Credit Facility to provide total borrowing capacity of $715 million • Issued 10 year Unsecured Debt of $400 million, due 2032 $1B+ Available Liquidity (Pro forma for subsequent events noted above)

Appendix

23 Non-GAAP Measures Fee-Related Earnings and Related Components Fee-Related Earnings is a supplemental non-GAAP measure of operating performance used to make operating decisions and assess operating performance. Fee-Related Earnings excludes certain items that are required for the presentation of results on a GAAP basis. Management also reviews the components that comprise Fee-Related Earnings (i.e., FRE Revenues and FRE Expenses) on the same basis used to calculate Fee- Related Earnings, and such components are also non-GAAP measures and have been identified with the prefix "FRE" throughout this presentation. Fee-Related Earnings exclude various items that are required for the presentation of results under GAAP, including the following: noncontrolling interests in the Blue Owl Operating Partnerships; equity-based compensation expense; compensation expenses related to capital contributions in certain subsidiary holding companies that are in-turn paid as compensation to certain employees, as such contributions are not included in Fee- Related Earnings or Distributable Earnings; amortization of intangible assets; “Transaction Expenses” as defined below; net gains (losses) on investments, changes in TRA, earnout and warrant liabilities; net losses on retirement of debt; interest and taxes. In addition, management reviews revenues by reducing GAAP administrative, transaction and other fees for certain expenses related to reimbursements from our products, which are presented gross for GAAP but net for non-GAAP measures. Transaction Expenses are expenses incurred in connection with the Business Combination and other acquisitions and strategic transactions, including subsequent adjustments related to such transactions, that were not eligible to be netted against consideration or recognized as acquired assets and assumed liabilities in the relevant transaction. Distributable Earnings Distributable Earnings is a supplemental non-GAAP measure of operating performance that equals Fee-Related Earnings plus or minus, as relevant, realized performance income and related compensation, interest expense, as well as amounts payable for taxes and payments made pursuant to the TRA. Amounts payable for taxes presents the current income taxes payable related to the respective period’s earnings, assuming that all Distributable Earnings were allocated to Blue Owl Capital Inc., which would occur following the exchange of all Blue Owl Operating Group Units for Class A Shares. Current income taxes payable and payments made pursuant to the TRA reflect the benefit of tax deductions that are excluded when calculating Distributable Earnings (e.g., equity-based compensation expenses, net losses on retirement of debt, Transaction Expenses, tax goodwill, etc.). If these tax deductions were to be excluded from amounts payable for taxes, Distributable Earnings would be lower and our effective tax rate would appear to be higher, even though a lower amount of income taxes would have been paid or payable for a period’s earnings. We make these adjustments when calculating Distributable Earnings to more accurately reflect the net realized earnings that are expected to be or become available for distribution or reinvestment into our business. Management believes that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution. Adjusted Fee-Related Earnings and Adjusted Distributable Earnings Adjusted Fee-Related Earnings and Adjusted Distributable Earnings are supplemental non-GAAP measures of operating performance that are determined on the same basis as Fee-Related Earnings and Distributable Earnings, respectively, assuming that the Dyal Capital acquisition had closed on April 1, 2021. Adjusted Revenues were based on the actual revenues generated by the Dyal Capital funds for the period, and Adjusted Expenses were based on the incremental expense levels experienced in the stub period following the acquisition closing date. These expense levels were based on current results and may not be indicative of future results. Adjusted EBITDA and Adjusted Net Debt Adjusted EBITDA is a supplemental non-GAAP measure of operating performance used to assess the Company's ability to service its debt obligations. Adjusted EBITDA is equal to Distributable Earnings plus interest expense, taxes and TRA payable, and fixed assets depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure that supplements and should be considered in addition to and not in lieu of our GAAP results, and such measure should not be considered as indicative of our liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies. The Company also presents the ratio of Adjusted Net Debt to Annualized Adjusted EBITDA, which equals the principal amount of debt outstanding, net of cash and corporate treasury, divided by the annualized amount of the recent quarter's reported Adjusted EBITDA. Adjusted Shares Adjusted Shares represents the weighted-average outstanding interests that are participating in distributions as of the end of each respective period. Adjusted Shares is the sum of Blue Owl Capital Inc.’s Class A Shares (and Class B Shares to the extent outstanding in the future) and Common Units of the Blue Owl Operating Group. Common Units are limited partner interests held by certain members of management and employees, as well as other third parties in the Blue Owl Operating Group. Subject to certain restrictions, Common Units are exchangeable on a one-for-one basis for either Class A Shares or Class B Shares if held by certain senior members of management.

Non-GAAP Reconciliations

(amounts in thousands, except per share data)	4Q'21	3Q'21	Adjusted 2Q'21	2Q'21	Adjusted 1Q'21
GAAP Loss Before Income Taxes	$ (35,222)	$ (255,238)	$ (1,616,539)	$ (1,616,539)	$ 39,522
Less: Net (income) loss allocated to noncontrolling interests included in Fee-Related Earnings	(718)	(1,469)	(1,852)	(1,852)	80
Plus: Incremental earnings assuming the Business Combination closed on 4/1/21	—	—	31,937	—	63,780
Plus: Strategic Revenue-Share Purchase consideration amortization	8,922	970	—	—	—
Plus: Realized performance compensation	2,067	—	—	—	—
Plus: Equity-based compensation	31,017	15,722	1,158,597	1,158,597	—
Plus: Capital-related compensation	1,416	—	—	—	—
Plus: Amortization of intangible assets	46,362	46,191	21,336	21,336	—
Plus: Transaction Expenses	16,007	4,108	35,213	35,213	890
Plus: Interest expense	9,488	6,112	5,817	5,817	5,858
Less: Realized performance income	(5,906)	—	—	—	—
Less: Net losses on investments	3,381	145	—	—	—
Less: Net losses on early retirement of debt	1,491	—	16,145	16,145	—
Less: Change in TRA liability	7,969	4,733	1,146	1,146	—
Less: Change in warrant liability	908	27,462	15,300	15,300	—
Less: Change in earnout liability	78,163	293,122	462,970	462,970	—
Fee-Related Earnings	**165,345**	**141,858**	**130,070**	**98,133**	**110,130**
Plus: Realized performance income	5,906	—	—	—	
Less: Realized performance compensation	(2,067)	—	—	—	
Less: Interest expense	(9,488)	(6,112)	(5,817)	(5,817)	
Less: Taxes and TRA Payments	(514)	7,004	(15,893)	(7,178)	
Distributable Earnings	**159,182**	**142,750**	**108,360**	**85,138**	
Plus: Interest expense	9,488	6,112	5,817	5,817	
Plus: Taxes and TRA Payments	514	(7,004)	15,893	7,178	
Plus: Fixed assets depreciation and amortization	209	191	135	135	
Adjusted EBITDA	$ **169,393**	$ **142,049**	$ **130,205**	$ **98,268**	
Weighted-Average Adjusted Shares					
Class A Shares[(1)]	374,128,732	329,422,456	320,005,258		
Common Units and Vested Incentive Units	981,560,281	956,301,495	923,037,080		
Total Weighted-Average Adjusted Shares	**1,355,689,013**	**1,285,723,951**	**1,243,042,338**		
Fee-Related Earnings per Adjusted Share	$ 0.12	$ 0.11	$ 0.10		
Distributable Earnings per Adjusted Share	$ 0.12	$ 0.11	$ 0.09		

[(1)] Excludes 9,399,487, 9,050,000 and 9,050,000, respectively, fully vested RSUs that do not participate in dividends until settled but that are included in the denominator for GAAP basic earnings per share.

24

Non-GAAP Reconciliations (cont'd)

(dollars in thousands)	4Q'21	3Q'21	Adjusted 2Q'21	2Q'21
GAAP Revenues	$ **288,519**	$ **247,875**	$ **179,260**	$ **179,260**
Plus: Incremental revenues assuming the Business Combination closed on 4/1/21	—	—	41,381	—
Plus: Strategic Revenue-Share Purchase consideration amortization	8,922	970	—	—
Less: Realized performance income	(5,906)	—	—	—
Less: Administrative and other expenses	(16,676)	(13,113)	(10,833)	(7,719)
FRE Revenues	$ **274,859**	$ **235,732**	$ **209,808**	$ **171,541**
GAAP Compensation and Benefits	$ **130,529**	$ **96,910**	$ **1,221,565**	$ **1,221,565**
Plus: Incremental compensation and benefits assuming the Business Combination closed on 4/1/21	—	—	7,707	—
Less: Realized performance compensation	(2,067)	—	—	—
Less: Equity-based compensation	(29,800)	(15,722)	(1,158,597)	(1,158,597)
Less: Capital-related compensation	(1,416)	—	—	—
Less: Administrative and other expenses	(12,965)	(10,524)	(9,941)	(6,827)
FRE Compensation and Benefits	$ **84,281**	$ **70,664**	$ **60,734**	$ **56,141**
GAAP General, Administrative and Other Expenses	$ **45,450**	$ **28,438**	$ **51,520**	$ **51,520**
Plus: Incremental general, administrative and other expenses assuming the Business Combination closed on 4/1/21	—	—	1,737	—
Less: Transaction Expenses	(16,007)	(4,108)	(35,213)	(35,213)
Less: Equity-based compensation	(1,217)	—	—	—
Less: Administrative and other expenses	(3,711)	(2,589)	(892)	(892)
FRE General, Administrative and Other Expenses	$ **24,515**	$ **21,741**	$ **17,152**	$ **15,415**
Adjusted Net Debt to Annualized Adjusted EBITDA				
Principal amount outstanding for debt obligations	$ 1,203,000			
Less: Cash and cash equivalents	(42,567)			
Less: Corporate Treasury	(1,311)			
Adjusted Net Debt	**1,159,122**			
Adjusted EBITDA	169,393			
Annualization factor	x 4			
Annualized Adjusted EBITDA	**677,572**			
Adjusted Net Debt	1,159,122			
Annualized Adjusted EBITDA	677,572			
Adjusted Net Debt to Annualized Adjusted EBITDA	**1.7 x**			

25

26 Defined Terms Assets Under Management or AUM Refers to the assets that we manage, and are generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; (iii) uncalled capital commitments; and (iv) total managed assets for certain Real Estate products. our BDCs Refers to our business development companies, as regulated under the Investment Company Act of 1940, as amended: Owl Rock Capital Corporation (NYSE: ORCC) (“ORCC”), Owl Rock Capital Corporation II (“ORCC II”), Owl Rock Capital Corporation III (“ORCC III”), Owl Rock Technology Finance Corp. (“ORTF”), Owl Rock Core Income Corp. (“ORCIC”) and Owl Rock Technology Income Corp. (“ORTIC”). Part I Fees Refers to quarterly performance income on the net investment income of our BDCs and similarly structured products, subject to a fixed hurdle rate. These fees are classified as management fees throughout this report, as they are predictable and recurring in nature, not subject to repayment, and cash-settled each quarter. Blue Owl, the Company, the firm, we, us, and our Refers to Blue Owl Capital Inc. and its consolidated subsidiaries. Blue Owl Operating Group Refers collectively to the Blue Owl Operating Partnerships and their consolidated subsidiaries. Blue Owl Operating Group Units Refers collectively to a unit in each of the Blue Owl Operating Partnerships. Blue Owl Operating Partnerships Refers to Blue Owl Capital Carry LP and Blue Owl Capital Holdings LP, collectively. Business Combination Refers to the transactions contemplated by an agreement, the “Business Combination Agreement,” which were completed on May 19, 2021. The Business Combination Agreement was dated as of December 23, 2020 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC. Direct Lending Refers to our Direct Lending products, which offer private credit solutions to middle-market companies through four investment strategies: diversified lending, technology lending, first lien lending and opportunistic lending. Direct Lending products are managed by the Owl Rock division of Blue Owl. Dyal Capital Refers to the Dyal Capital Partners business, which was acquired from Neuberger Berman Group LLC in connection with the Business Combination, and is now a division of Blue Owl. Fee-Paying AUM or FPAUM Refers to the AUM on which management fees are earned. For our BDCs, FPAUM is generally equal to total assets (including assets acquired with debt, but excluding cash). For our other Direct Lending products, FPAUM is generally equal to NAV or investment cost. FPAUM also includes uncalled committed capital for products where we earn management fees on such uncalled committed capital. For our GP Capital Solutions products, FPAUM for the GP minority equity investments strategy is generally equal to capital commitments during the investment period and the cost of unrealized investments after the investment period. For GP Capital Solutions’ other strategies, FPAUM is generally equal to investment cost. For Real Estate, FPAUM is generally based on total assets (including assets acquired with debt). GP Capital Solutions Refers to our GP Capital Solutions products, which primarily focus on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit platforms through three existing and one emerging investment strategies: GP minority equity investments, GP debt financing, professional sports minority investments and co-investments and structured equity. GP Capital Solutions products are managed by the Dyal Capital division of Blue Owl.

27 Defined Terms (cont’d) Gross IRR Refers to an annualized since inception gross internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Gross IRRs are calculated before giving effect to management fees (including Part I Fees), as applicable. For GP Capital Solutions, performance metrics are presented on a quarter lag. Net IRR Refers to an annualized since inception net internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Net IRRs are calculated after giving effect to fees, as applicable, and all other expenses. An individual investor’s IRR may be different to the reported IRR based on the timing of capital transactions. For GP Capital Solutions, performance metrics are presented on a quarter lag. Oak Street Refers to the investment advisory business of Oak Street Real Estate Capital, LLC that was acquired on December 29, 2021. Owl Rock Refers collectively to the combined businesses of Owl Rock Capital Group LLC and Blue Owl Securities LLC (formerly, Owl Rock Capital Securities LLC), which was the predecessor of Blue Owl for accounting and financial reporting purposes and is a division of Blue Owl. Partner Manager Refers to alternative asset management firms in which the GP Capital Solution products invest. Permanent Capital Refers to AUM in the Company's products that do not have ordinary redemption provisions or a requirement to exit investments and return the proceeds to investors after a prescribed period of time. Real Estate Refers, unless context indicates otherwise, to our Real Estate products, which primarily focus on providing investors with predictable current income, and potential for appreciation, while focusing on limiting downside risk through a unique net lease platform. Real Estate products are managed by the Oak Street division of Blue Owl. Tax Receivable Agreement or TRA Refers to the Amended and Restated Tax Receivable Agreement, dated as of October 22, 2021.